Exhibit 10.3

Form of Santersus Stockholder Lock-Up Agreement

_________, 2026

Xenetic Biosciences, Inc.

945 Concord Street

Framingham, MA 01701

Ladies and Gentlemen:

The undersigned (the “Stockholder”) understands that Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), has entered into a Share Exchange Agreement, dated as of September 14, 2026 (the “Share Exchange Agreement”), with Santersus AG, a Swiss corporation (Aktiengesellschaft) (“Santersus”), the persons listed on Schedule I thereto (the “Sellers”), and Santersus, as representative of the Sellers, pursuant to which among other things, and subject to the terms and conditions set forth therein, the Sellers will sell, transfer and convey to the Company, and the Company will purchase from Sellers, in exchange for shares of Company Common Stock (as defined below), all of the issued and outstanding capital stock of Santersus (the “Acquisition”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Exchange Agreement.

As a condition and material inducement to the willingness of each of the parties to enter into the Share Exchange Agreement and to consummate the Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees that the Stockholder will not, subject to the exceptions set forth in this letter agreement, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) or any securities convertible into or exercisable or exchangeable for Company Common Stock, including without limitation, Company Common Stock or such other securities which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities of the Company which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit or other equity award (collectively, “Shares”), (b) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise, or (c) make any demand for or exercise any right with respect to the registration of any shares of Company Common Stock or any security convertible into or exercisable or exchangeable for Company Common Stock, except in connection with the resale registration statement contemplated by the Share Exchange Agreement or any other registration statement filed by the Company covering the Shares, provided that no sale of Shares may occur during the Restricted Period except as expressly permitted herein, in each case other than:

(i) transfers of Shares as bona fide charitable contributions, gifts or donations;

(ii) transfers or dispositions of Shares to any trust for the direct or indirect benefit of the Stockholder and/or the immediate family of the Stockholder;

(iii) transfers or dispositions of Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder;

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(iv) transfers of Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder;

(v) transfers that occur by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(vi) transfers or dispositions not involving a change in beneficial ownership;

(vii) if the Stockholder is a trust, transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary; provided that, in the case of any transfer or distribution of this clause (vii) such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to the Company a lock-up agreement in the form of this letter agreement with respect to the shares of Company Common Stock or such other securities that have been transferred or distributed;

(viii) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the restrictions contained in this letter agreement;

(ix) the exercise of an option to purchase shares of Company Common Stock (including a net or cashless exercise of an option to purchase shares of Company Common Stock ), and any related transfer of shares of Company Common Stock to the Company for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Company Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(x)       transfers to the Company in connection with the net settlement of any other equity award that represents the right to receive in the future shares of Company Common Stock, settled in shares of Company Common Stock, to pay any tax withholding obligations; provided that, for the avoidance of doubt, the underlying shares of Company Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

provided, that in each case of clauses (ii)-(vii), (a) other than with respect to clause (iv), no filing by any party (including any donor, donee, transferor or transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period), (b) other than with respect to clause (iv), any such transfer or distribution shall not involve a disposition for value, and (c) the transferee or donee agrees in writing to be bound by the terms and conditions of this letter agreement and either the Stockholder or the transferee or donee provides the Company with a copy of such agreement promptly upon consummation of any such transfer; provided further, that in the case of clause (ix) and (x), filings under Section 16(a) of the Exchange Act shall only be permissible if such filing clearly indicates in the footnotes thereto that the filing relates to securities being sold to generate net proceeds up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of Company equity awards. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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Notwithstanding the restrictions imposed by this letter agreement, the Stockholder may (a) exercise an option or warrant to purchase Shares or settle a restricted stock unit or other equity award (including a net or cashless exercise of such option or warrant provided the Shares are transferred to the Company and not sold on the open market) and provided further, that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (b) transfer Shares to the Company to cover tax withholding obligations of the Stockholder in connection with the vesting, settlement or exercise of such options, warrants, restricted stock units or other equity awards, as applicable, (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) for the transfer of Shares, provided that such plan does not provide for any transfers of Shares during the Restricted Period (except as provided in clauses (ix) and (x) above) and, provided further, that, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, (d) transfer Shares to the Company pursuant to arrangements under which the Company has the option to repurchase such Shares, or (e) transfer or dispose of Shares acquired on the open market following the Closing.

Any attempted transfer in violation of this letter agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and will not be recorded on the stock transfer books of the Company. In order to ensure compliance with the restrictions referred to herein, the Stockholder agrees that the Company and/or any duly appointed transfer agent may issue appropriate “stop transfer” certificates or instructions. The Company may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the Stockholder under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the Stockholder.

If, during the Restricted Period, the Stockholder ceases to beneficially own 5% or more of the then-outstanding shares of Company Common Stock and, at such time, is neither a director nor executive officer of the Company, the parties shall terminate this letter agreement effective as of the time such Stockholder’s beneficial ownership falls below 5% (a “5% Termination”). The Stockholder will promptly notify the Company in writing of any event or transaction that causes or may cause it to cease to beneficially own 5% or more of the then-outstanding shares of Company Common Stock and shall deliver with such notice a certification signed by such Stockholder stating its beneficial ownership and the date on which its beneficial ownership fell below 5%, together with reasonable supporting detail. The Company may request reasonable supporting information to verify the notice and certification, and the Stockholder shall promptly provide the requested information.

Such termination shall become operative for purposes of releasing the Shares only after the Company has promptly verified the applicable ownership information and delivered written confirmation of the termination, which confirmation shall not be unreasonably withheld or delayed, and in any event shall be provided within three (3) Business Days. Until such written confirmation is delivered, the restrictions set forth in this letter agreement and any stop-transfer instructions shall remain in full force and effect, and any attempted transfer before such confirmation shall remain subject to such restrictions and be of no effect and null and void to the extent provided herein. Promptly after delivering such written confirmation, the Company shall instruct its transfer agent to remove the contractual restrictions and any related stop-transfer instructions only from the Shares held by the applicable Shareholder, subject to applicable securities laws and any other restrictions. Nothing in this paragraph shall release, waive or impair any rights or remedies accrued before such written confirmation, including any rights or remedies arising from a prior breach.

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Without limiting the permitted transfers set forth herein, no transfer or other disposition among affiliates or members of any group shall be used to avoid or circumvent the 5% Termination, the verification requirements or the continued effectiveness of the restrictions pending written confirmation, and any holdings required to be aggregated under this paragraph shall remain aggregated notwithstanding any such transfer or disposition.

In the event that during the Restricted Period any holder of the Company’s securities that is subject to a substantially similar agreement entered into by such holder, other than the Stockholder, is permitted by the Company to sell or otherwise transfer or dispose of shares of Company Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Company Common Stock held by the Stockholder shall be immediately and fully released on the same terms from any remaining restrictions set forth herein; (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by the Company to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders shares of Company Common Stock in an aggregate amount in excess of 1% of the number of shares of Company Common Stock subject to a substantially similar agreement. In the event of any Pro-Rata Release, the Company shall promptly (and in any event within two (2) Business Days of such release) inform each relevant holder of Company Common Stock of the terms of such Pro-Rata Release.

Upon the release of any Shares from this letter agreement, the Company will cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates or the establishment of book entry positions at the Company’s transfer agent representing the Shares without the restrictive legend above and the withdrawal of any stop transfer instructions at the Company’s transfer agent.

The Stockholder understands that each of Santersus and the Company is relying upon this letter agreement in proceeding toward consummation of the Acquisition. The Stockholder further understands that this letter agreement is irrevocable and is binding upon the Stockholder’s heirs, legal representatives, successors and assigns.

Any and all remedies herein expressly conferred upon Santersus or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Santersus or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur to Santersus and/or the Company in the event that any provision of this letter agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company and/or Santersus shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company or Santersus is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of the Company or Santersus with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

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This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of Laws principles thereof. In any action or proceeding between any of the parties arising out of or relating to this letter agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Nevada, and any state appellate court therefore within the State of Nevada, or, in the event (but only in the event) that such court declines to accept, or lacks, jurisdiction over such action or proceeding, any federal court within the State of Nevada, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with foregoing clause (i) of this paragraph, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (v) irrevocably and unconditionally waives the right to trial by jury. This letter agreement constitutes the entire agreement between the parties to this letter agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

The Stockholder understands that if the Share Exchange Agreement is terminated in accordance with its terms, the Stockholder will be released from all obligations under this letter agreement.

This letter agreement may be executed by electronic (i.e., PDF) transmission, which is deemed an original.

No amendment, waiver or modification of this Agreement shall be effective unless in writing and signed by the Company and the Stockholder.

[Signature Page Follows]

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Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

Accepted and Agreed:

Xenetic Biosciences, Inc.

By:____________________

Name:

Title:

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